SHARE CANCELLATION AND EXCHANGE AGREEMENT

This SHARE CANCELLATION AND EXCHANGE AGREEMENT (this “Agreement”), dated August 19, 2020 (the “Effective Date”), by and between Kaival Brands Innovations Group, Inc., a Delaware corporation (the “Company”), and Kaival Holdings, LLC, a Delaware limited liability company (the “Stockholder”).  The Company and Stockholder are also hereinafter individually and jointly referred to as “Party” or “Parties.”

RECITALS

WHEREAS, as of the Effective Date, the Stockholder is the record and beneficial owner of 504,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

WHEREAS, the Stockholder desires to return to the Company 300,000,000 shares of the Common Stock (the “Cancellation Shares”) to the Company for cancellation, and the Company desires to accept such Cancellation Shares.

WHEREAS, in exchange for returning the Cancellation Shares to the Company, the Company desires to issue to the Stockholder 3,000,000 shares of the Company’s Series A Preferred Stock, par value $0.001 per share (the “Preferred Shares”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Stockholder, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.                  Cancellation of the Cancellation Shares. On the Effective Date, the Stockholder shall deliver to the Company and the Company’s transfer agent (as may be reasonably instructed by the Company) any and all necessary documentation to cause the cancellation of the Cancellation Shares. The Stockholder hereby irrevocably instructs the Company, and the Company’s transfer agent, to cancel and retire the Cancellation Shares pursuant to Section 243 of the Delaware General Corporation Law. In connection therewith, the Company shall deliver to its transfer agent irrevocable instructions to cancel the Cancellation Shares and designate such shares as retired, thereby causing the Cancellation Shares to be restored to status of authorized and unissued shares of the Company’s Common Stock. Following the cancellation of the Cancellation Shares, the Stockholder’s record and beneficial ownership of the Company’s Common Stock shall decrease from 504,000,000 shares of the Common Stock to 204,000,000 shares of the Common Stock.

2.                  Issuance of the Preferred Shares. On the Effective Date, and upon receipt of the Cancellation Shares, the Company shall cause the Preferred Shares to be issued to the Stockholder. The return of the Cancellation Shares and the issuance of the Preferred Shares is intended to comply with Section 3(a)(9) of the Securities Act of 1933, as amended (the “Act”), in that the issuance is exempt from the registration requirements of the Act because the exchange of the Cancellation Shares for the Preferred Shares are an exchange between the Company, as issuer, with an existing stockholder, and no commission or other remuneration is paid or given directly for the exchange.

3.                  Effective Date. This Agreement shall become effective on the Effective Date.

4.                  Rights to the Cancellation Shares. The Stockholder hereby acknowledges and agrees that upon consummation of the transactions contemplated by this Agreement, the Stockholder shall have no further rights or interests with respect to the Cancellation Shares.

5.                  Representations by the Stockholder.

(a)                The Stockholder is the sole holder of record of the Cancellation Shares, and is the beneficial owners of the Cancellation Shares, free and clear of all liens, claims, charges, security interests, and/or encumbrances of any kind whatsoever.  The Stockholder has sole control over the Cancellation Shares and/or sole discretionary authority over any account in which they are held.  Except for this Agreement, no person/entity has any option or right to purchase or otherwise acquire the Cancellation Shares, whether by contract of sale or otherwise, nor is there a “short position” as to the Cancellation Shares.

(b)               The Stockholder has full right, power, and authority to execute, deliver, and perform this Agreement and to carry out the transactions contemplated herein. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid, binding obligation of the Stockholder, enforceable against it in accordance with its terms.

(c)                The Stockholder represents and warrants that it has the requisite authority and capacity to enter into this Agreement, as well as carry out the terms and conditions referenced herein. Additionally, Stockholder represents and warrants that its compliance with the terms and conditions of this Agreement will not violate any instrument relating to the conduct of its business, or any other agreement to which it may be a party, or any Federal and State rules or regulations applicable to either Party.

6.                  Further Assurances.  Each Party to this Agreement will use its best efforts to take all action, and to do all things necessary, proper, or advisable, in order to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, the execution and delivery of such other documents and agreements as may be necessary to effectuate the cancellation of the Cancellation Shares and the issuance of the Preferred Shares.

7.                  Entire Agreement; Amendments.  This Agreement contains the entire understanding of the Parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor the Stockholder makes any representation, warranty, covenant, or undertaking with respect to such matters. This Agreement may be amended, modified, or terminated only by a written amendment signed by authorized representatives of both Parties. No waiver of any term or right in this Agreement shall be effective unless in writing, signed by an authorized representative of the waiving Party. The failure of either Party to enforce any provision of this Agreement shall not be construed as a waiver or modification of such provision, or impairment of its right to enforce such provisions thereafter.

8.                  Survival.  All representations and warranties contained herein shall survive the execution and delivery of this Agreement.

9.                  Successors and Assigns.  This Agreement shall bind and inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

10.              Governing Law.  This Agreement and the obligations, rights, and remedies of the Parties hereto are to be construed in accordance with, and governed by, the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such state and shall be binding upon the Parties hereto. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action, or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action, or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action, or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery). Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each Party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either Party shall commence an action or proceeding to enforce any provisions of the documents contemplated herein, then the prevailing Party in such action or proceeding shall be reimbursed by the other Party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation, and prosecution of such action or proceeding.

11.              Severability.  In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

12.              Counterparts.  This Agreement may be executed in any number of counterparts and by the Parties hereto on separate counterparts but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have executed this Share Cancellation and Exchange Agreement to be duly executed by their duly authorized representatives of the Effective Date.

Company:

Kaival Brands Innovations Group, Inc.

By: /s/ Nirajkumar Patel

Name: Nirajkumar Patel

Title: Chief Executive Officer

By: /s/ Eric Mosser

Name: Eric Mosser

Title: Chief Operating Officer

Stockholder:

Kaival Holdings, LLC

By: /s/ Nirajkumar Patel

Name: Nirajkumar Patel

Title: Member

By: /s/ Eric Mosser

Name: Eric Mosser

Title: Member